UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 4, 2020

Clancy Systems International, Inc.

(Exact Name of Registrant as Specified in Charter)

Colorado	333-68008	84-1027964
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4902 Finchem Court Fairfax, VA 22030
(Address of Principal Executive Offices) (Zip Code)

(703) 310-7334

(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed on Form 8-K/A, filed March 18, 2020 (the “Original Report”), Clancy Systems International, Inc. (the “Company”) entered into that certain Stock Purchase Agreement, dated as of March 9, 2020 (the “Stock Purchase Agreement”) by and among the Company, Arke Tech S.A.P.I DE C.V., a Mexican corporation (“Seller”), and Hyperion Digital Group S. DE R.L. DE C.V., a Mexican corporation (“Hyperion”).

The Company has terminated, effective immediately, the Stock Purchase Agreement, as well as the Note, Pledge and Security Agreement between the Company and Seller, dated as of March 9, 2020, and Earnout Agreement, dated as of March 9, 2020 (the “Earnout Agreement”).

The Company terminated the Stock Purchase Agreement, and related agreements and instruments, as a result of, among other reasons, the Seller failing to satisfy certain material pre-closing and post-closing covenants, representations and warranties set forth in the Stock Purchase Agreement.

The Company has not received certificates for the outstanding equity stock of Hyperion held by the Seller. As a result of such termination, the Company will not issue the promissory note in the principal amount of $1,350,000 (the “Note”) contemplated int ne Stock Purchase Agreement. The Company will also not issue any shares of Company common stock to Seller or Seller’s consultant, however, the Company has already paid $75,000 to Seller, and $75,000 to a consultant engaged by Seller.

The above description of the Stock Purchase Agreement, Note, Security Agreement, and Earnout Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, Note, Security Agreement and Earnout Agreement, were attached here to as Exhibits 2.1, 2.2, 2.3 and 2.4 to the Original Report.

SHEMN CORP.

May 27, 2020	By: /s/ Naveen Doki Naveen Doki Chief Executive Officer

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